UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014 (June 5, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)
Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
780 Third Avenue, 21st Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tiptree Financial Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2014 Annual Meeting”) on June 5, 2014. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of Board of Directors:

Name of Director	For	Withheld	Broker Non-Vote
Richard A. Price	32,330,959	665	1,285,820
Bradley E. Smith	32,330,959	665	1,285,820

All director nominees were duly elected.

Proposal 2: Approval in an advisory (non-binding) vote, the Compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
32,288,156	5,100	38,368	1,285,820

Proposal 2 was approved.

Proposal 3: Ratification of selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Vote
33,616,644	0	800	0

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     TIPTREE FINANCIAL INC.

Date: June 6, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer